SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report:

December 8, 2009

CSMG TECHNOLOGIES, INC.

(Exact Name of Registrant as Specified in Charter)

Texas	0-27359	74-2653437
(State of Incorporation)	(Commission File Number )	(IRS Employer Identification No.)

1005 North Tower, 500 North Shoreline Drive
Corpus Christi, TX 78471

 (Address of principal executive offices) (Zip Code)

361-884-6118

 (Registrant's telephone number)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events.

The Registrant (“CSMG”) entered into a Settlement Agreement and Mutual Release (the “Settlement Agreement”) dated November 30, 2009 with Gordon W. Allison (“Allison”) in connection with a judgment awarded against CSMG in the amount of $380,697 on February 27, 2008 in the case styled CSMG Technologies, Inc., f/k/a Consortium Service Management Group. Inc. v. Gordon W. Allison, Case No. 4:07-CV-0715, in the United States  District Court for he Southern District of Texas, Houston Division.  Under the terms of the Settlement Agreement CSMG agreed to issue to Allison 2,000,000 shares of its common stock of which 600,000 are free trading shares and 1,400,000 are restricted shares.  Allison agreed not to sell in excess of 100,000 shares per month during the first six months of the Settlement Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CSMG Technologies, Inc.

Date: December 11, 2009	By:	/s/ Donald S. Robbins
Donald S. Robbins
President and Chief Executive Officer